Exhibit 99.1

Charge Enterprises Completes Acquisition of BW Electrical Services LLC to Expand its Infrastructure Division

New York – December 28, 2021 – Charge Enterprises Inc. (OTC PINK: CRGE), (“Charge”), consisting of a portfolio of global businesses with the vision of connecting people everywhere with communications and electric-vehicle charging (“EV”) infrastructure, today announced that it has completed the acquisition of BW Electrical Services LLC (“BWES”), an electrical contracting services firm specializing in commercial projects with a focus on ground-up construction. In connection with the acquisition of BWES, Charge paid $13,500,000 plus 1,285,714 shares of Charge’s common stock. Charge announced a definitive agreement to acquire BWES on December 23, 2021.

Founded in 2006, and head quartered in New Jersey, BWES is an industry leader for design-build electrical installation solutions. BWES has captured a niche market, providing electrical contracting and telecommunications services to commercial and industrial construction markets to support communities and deliver ground-up construction projects. BWES has been entrusted with a vast portfolio of high-profile projects such as the New Jersey State House restoration, and esteemed academic institutions including Rutgers University, and the New Jersey K-12 school system.

The acquisition will broaden Charge’s infrastructure offering with BWES’ electrical contracting resources, its proven standardized processes and its established commercial expertise in EV charging infrastructure.

About Charge Enterprises Inc.

Our Telecommunications Division
Our Telecommunications division (“Telecommunications”) has provided termination of both voice and data to Carriers and Mobile Network Operators (MNO's) globally for over two decades and we will selectively add profitable products and services to this long-established business.

Our Infrastructure Division
Our Infrastructure division (“Infrastructure”) has a primary focus on two fast growing sectors: EV charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications. Solutions for these two sectors include: Design and Engineering, Equipment specification and sourcing, Installation, Data & software solutions, and Service and Maintenance.

Our Investment Division
Our Investment division (“Investment”) focuses on opportunities related to our global portfolio to expand our vision’s impact. We aim to invest in opportunities that would complement our two operating divisions in addition to marketable securities, including money markets funds and other listed securities. Our Investment division provides services aimed at offsetting the overall cost of capital.

We offer our Investment services through our wholly-owned subsidiary, Charge Investments (“CI”).

To find out more: https://www.charge.enterprises/

About BW Electrical Services

BW Electrical Services provides electrical contracting services for commercial businesses in New Jersey. The company was founded by a licensed master electrician in 2006 to build a network of qualified electricians to help grow communities. BWES has a team of approximately 74, including approximately 60 International Brotherhood of Electrical Workers (IBEW) unionized personnel depoloyed on various projects.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge's future performance. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "continues", "forecasts", "projects", "predicts", "intends", "anticipates", "targets" or "believes", or variations of, or the negatives of, such words and phrases or state that certain actions, events or results "may", "could", "would", "should", "might" or "will" be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although Charge believes that the expectations expressed in such forward looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge's future business development, market acceptance of electric vehicles, Charge's ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, and other risks discussed in Charge’s filings with the U.S. Securities and Exchange Commission. Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on Charge, investors are encouraged to review Charge's public filings on OTC Market at https://www.otcmarkets.com/stock/CRGE/overview. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Media Contact:
Steve Keyes (248) 952-7022
Steve.keyes@centigrade.com

Contact:
LHA Investor Relations
Carolyn Capaccio, CFA
ccapaccio@lhai.com
212.838.3777